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                                                                 EXHIBIT 10.52

               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT


      THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "Security Agreement") is made this 17th day of February, 1995, by and between VITAS HEALTHCARE CORPORATION OF OHIO, a Delaware corporation having its principal place of business in Miami, Dade County, Florida, (the "Pledgor"), and NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, a national banking association ("NationsBank"), for itself and as agent (in such agency capacity and together with any successor agent, the "Agent") for certain lenders (the "Lenders") party to the Credit Agreement described below (in such capacities as described below and together with any successor agent acting as such under the Credit Agreement described below, the "Secured Party").

                              W I T N E S S E T H:

      WHEREAS, (i) pursuant to a Revolving Credit and Reimbursement Agreement dated as of August 11, 1994 (the "Prior Credit Agreement") among Vitas Healthcare Corporation (the "Company"), NationsBank as agent and NationsBank as the lender thereunder, NationsBank has extended to the Company a revolving credit facility in the aggregate principal amount of up to $15,000,000, including within such revolving credit facility the issuance of letters of credit for the account of the Company and (ii) pursuant to a Guaranty and Contingent Purchase Agreement of even date with the Prior Credit Agreement between the Company and NationsBank (the "Prior Company Guaranty" and, together with the Prior Credit Agreement, the "Prior Agreements"), NationsBank extended a term loan of $2,386,670 to the Vitas Healthcare Corporation Employee Stock Ownership Trust (the "Trust") to refinance certain indebtedness owing from the Trust to the Company, the repayment of which loan has been, inter alia, guaranteed under the Prior Guaranty; and

      WHEREAS, pursuant to the Prior Agreements, the Pledgor has executed and delivered (i) its Guaranty and Suretyship Agreement of even date therewith (the "Prior Pledgor Guaranty") guaranteeing the payment and performance by the Company, inter alia, of its obligations under the Prior Agreements, and (ii) its Pledge and Security Agreement of even date with the Prior Pledgor Guaranty securing its obligations under the Prior Pledgor Guaranty (the "Prior Security Agreement"); and

      WHEREAS, the Company and Vitas Healthcare Corporation of California, a Subsidiary of the Company ("Vitas California"), have entered into an Asset Purchase Agreement with the Sellers (as defined in the Credit Agreement) dated as of December 27, 1994 (the "Asset Purchase Agreement") pursuant to which Vitas California has agreed to purchase substantially all of the operating assets of the CHC Entities (as defined in the Credit
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Agreement) pursuant to the terms and subject to the conditions set forth therein and, in connection therewith, the Company has requested that the Prior Credit Agreement be amended and restated to increase the revolving credit facility from $15,000,000 to $20,000,000, to provide for a $25,000,000 term loan facility, and to make certain other modifications, and that the Prior Company Guaranty be amended and restated to reflect the agreement of the parties; and

      WHEREAS, at the request of the Company and to effect the modifications referred to above, (i) the Company, the Agent and the Lenders are entering into an Amended and Restated Revolving Credit, Term Loan and Reimbursement Agreement of even date herewith (as the same may be modified, amended or restated from time to time, the "Credit Agreement"), and (ii) the Company and NationsBank are entering into an Amended and Restated Guaranty and Contingent Purchase Agreement of even date herewith (as the same may be modified, amended or restated from time to time, the "Company Guaranty" and, together with the Credit Agreement, the "Agreements") ; and

      WHEREAS, pursuant to the Agreements, the Pledgor has executed and delivered its Amended and Restated Guaranty and suretyship Agreement of even date herewith (as the same may be amended, modified or restated from time to time, the "Pledgor Guaranty") guaranteeing the payment and performance by the Company, inter alia, of its obligations under the Agreements; and

      WHEREAS, the Lenders are unwilling to extend the amend and increase the revolving credit facility or make such term loan pursuant to the Credit Agreement, and NationsBank is unwilling to amend the Prior Agreements as reflected in the Agreements to permit the consummation of the CHC Transaction, unless the Pledgor amends and restates its Prior Secuirty Agreement by entering into this Security Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

      1. Certain Definitions. Unless otherwise defined herein, capitalized terms used in this Security Agreement shall have the respective meanings therefor provided in the Credit Agreement.

      2. Grant of Security Interest. As collateral security for the full and prompt payment, satisfaction and performance of all obligations and liabilities of the Pledgor under the Pledgor Guaranty, whether now existing or hereafter arising (the "Secured Obligations"), Pledgor hereby grants to the Secured Party a continuing security interest in all of its right, title and interest in and to all of the following property in which Pledgor now has or hereafter acquires an interest, whether now owned or


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existing or hereafter acquired or arising and wheresoever located:

            (A) All accounts, accounts receivable, notes, bills, acceptances, choses in action, chattel paper, instruments, documents, and other forms of obligations at any time owing to Pledgor, the proceeds thereof and all of Pledgor's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating thereto (collectively referred to hereinafter as "Accounts");

            (B) All goods of Pledgor, including without limitation, all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description now or hereafter owned by Pledgor or in which Pledgor may have or may hereafter acquire any interest, but as to leasehold interests in personal property, only to the extent assignable (collectively referred to hereinafter as "Equipment");

            (C) All general intangibles of Pledgor, now existing or hereafter owned or acquired or arising or in which Pledgor now has or hereafter acquires any rights, including but not limited to causes of action, corporate or business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, licenses (to the extent assignable), permits (to the extent assignable), franchises, customer lists (to the extent permitted by law), computer programs, all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases (to the extent assignable), claims under insurance policies, all rights to indemnification and all other intangible personal property of every kind and nature (collectively referred to hereinafter as "General Intangibles");

            (D) All inventory of Pledgor wherever located, including without limitation, all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any


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      and all items used or consumed in the operation of the business of Pledgor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which Pledgor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Pledgor or is held by Pledgor or by others for Pledgor's account (collectively referred to hereinafter as "Inventory");

            (E) To the extent assignable, all rights now or hereafter arising to any Pledgor under contracts, leases, agreements or other instruments of every character and description, and all rights of enforcement thereunder (collectively referred to as hereinafter as "Contract Rights");

            (F) All monies, certificates of deposit, commercial paper, cash equivalents, account balances, notes, options, interests, and securities (certificated or uncertificated), wheresoever located; excluding, however, the equity interests (other than interests in money market funds) of the Pledgor in Persons not constituting Subsidiaries;

            (G) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the Collateral (as hereinafter defined); and

            (H) All books and records (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of the Pledgor and all documents) pertaining to any of the foregoing.

      All of the property and interests in property described in subsections (A) through (H) and all other property and interests in personal property which shall, from time to time, secure the Secured Obligations are herein collectively referred to as the "Collateral".

      3. Financing Statements. At the time of execution of this Security Agreement, Pledgor shall have (i) furnished the Secured Party with financing statements, approved by the Secured Party and executed as prescribed by the Uniform Commercial Code as presently in effect in the states of Ohio and Florida, and where other Collateral is located, as may be reasonably requested by the Secured Party, in form and number sufficient to perfect in favor of the Secured Party the security interest in the Collateral, and (ii) delivered to Secured Party's possession certificated securities (with duly executed stock powers in blank affixed thereto) representing the Pledgor's interests in


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Subsidiaries, in order that the Secured Party shall have a perfected security interest in the Collateral following such filing of such financing statements with the appropriate local and state governmental authorities and the delivery of such securities (to the extent that a security interest in such Collateral is capable of perfection by such filing or possession), and subject only to (a) permitted liens described in the Credit Agreement, (b) such other security interests, liens and encumbrances currently existing and set forth in Exhibit A attached hereto and by reference made a part hereof, or as shall otherwise be acceptable to the Secured Party in its sole discretion, and (c) limitations under applicable law which may limit the creation, perfection or priority of liens on Government Receivables (collectively referred to hereinafter as "Permitted Liens"); provided, however, that with respect to the items of property described in clause (F) of Section 2, the security interest in such property will not be perfected until the Secured Party or any Lender takes possession thereof or otherwise obtains perfection in accordance with the applicable requirements of the Uniform Commercial Code. Pledgor shall execute as reasonably required by the Secured Party any additional financing statements or other documents to effect a perfected security interest in the Collateral to the extent contemplated hereby, together with any necessary continuation statements so long as this Security Agreement remains in effect.

      4. Maintenance of Security Interest. Pledgor will, from time to time, upon the request of the Secured Party, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Secured Party or any Lender may reasonably request to carry out the terms of this Security Agreement or to protect or enforce the Secured Party's security interest in the Collateral.

      With respect to any and all Collateral as to which a security interest is granted under this Security Agreement, Pledgor agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Secured Party, including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect a security interest in the Collateral in favor of the Secured Party.

      Pledgor agrees to make appropriate entries upon its financial statements and books and records disclosing the Secured Party's security interest in the Collateral.

      5. Collections; Secured Party's Right to Notify Account Debtors and to Endorse Each Pledgor's Name. Pledgor hereby authorizes Secured Party at any time after the occurrence and during the continuation of an Event of Default subject, with respect to the Secured Obligations relating to the Company's


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obligations under the Company Guaranty, to Section 2.08 of the Company Guaranty,
(a) to open Pledgor's mail and collect any and all amounts due to Pledgor from persons obligated on any Accounts ("Account Debtors"), but only to the extent permitted by law with respect to Government Receivables; (b) to take over Pledgor's post office boxes or make other arrangements as Secured Party deems necessary to receive Pledgor's mail, including notifying the post office authorities to change the address for delivery of Pledgor's mail to such address as Secured Party may designate; and (c) to notify any or all Account Debtors, but only to the extent permitted by law with respect to Government Receivables, that the Accounts have been assigned to Secured Party and that Secured Party has a security interest therein. Pledgor irrevocably makes, constitutes and appoints Secured Party and all Persons designated by Secured Party for that purpose as Pledgor's true and lawful attorney (and agent-in-fact) after the occurrence and during the continuation of an Event of Default, subject to the limitations set forth in the immediately preceding sentence and, with respect to the Secured Obligations relating to the Company's obligations under the Company Guaranty, to
Section 2.08 of the Company Guaranty, to endorse such Pledgor's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which comes into Secured Party's possession or Secured Party's control, and apply the same on account of the Secured Obligations as provided herein and in the Agreements, in such order as Secured Party may elect. Secured Party shall promptly furnish Pledgor with a copy of any such notice sent with respect to Accounts of Pledgor and Pledgor hereby agrees that any such notice, in Secured Party's sole discretion, may be sent on Pledgor's stationery, in which event Pledgor shall co-sign such notice with Secured Party.

      6. Collateral. Pledgor covenants with Lender that:

            (A) Inspection. Secured Party and any Lender (by any of its officers, employees and agents) shall have the right, at any time or times during Pledgor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss Pledgor's affairs and finances with its principal officers and independent auditors and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Upon or after the occurrence of a Default or an Event of Default, Secured Party may at any time and from time to time employ and maintain at Pledgor's premises a custodian selected by Secured Party who shall have full authority to do all acts necessary to protect Secured Party's interest. All reasonable expenses incurred by Secured Party by reason of the employment of such custodian shall be paid by the Pledgor, added to the Secured Obligations and secured by the Collateral.


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            (B) Assignments, Records and Schedules of Accounts. Pledgor shall keep accurate and complete records of its Accounts ("Account Records") and, upon Secured Party's request from time to time at intervals acceptable to Secured Party, Pledgor shall reasonably provide Secured Party and each Lender with a Schedule of Accounts in form and substance reasonably acceptable to the Secured Party describing all Accounts created or acquired by such Pledgor ("Schedule of Accounts") and shall at the request of Secured Party execute and deliver further written assignments of such Accounts to Secured Party; provided however, that Pledgor's failure to execute and deliver any such Schedule of Accounts or assignments shall not affect or limit Secured Party's security interest or other rights in and to any Accounts. If requested by Secured Party, Pledgor shall furnish Secured Party with copies of proof of delivery of invoices and the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to the Accounts so scheduled (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as Secured Party shall reasonably request.

            (C) Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of $100,000 are in dispute between any Account Debtor and Pledgor (which shall include, without limitation, any dispute in which an offset claim or counterclaim may result), Pledgor shall provide the Secured Party with written notice thereof promptly, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

            (D) Verification of Accounts. Whether or not a Default or an Event of Default has occurred, any of Secured Party's, employees, or agents shall have the right, at any time or times hereafter, to verify under reasonable procedures the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise.

            (E) Change of Trade Styles. Set forth on Schedule 6(E) delivered to the Secured Party simultaneously with the execution of this Security Agreement are all tradenames and trade styles under which Pledgor provides services giving rise to Accounts as of the date of this Agreement ("Trade Styles"). Pledgor shall not change, amend, alter, terminate, or cease using its Trade Styles, or use additional Trade Styles, except upon giving not less than ten (10) days prior written notice to the Secured Party and taking or causing to be taken all such action at Pledgor's expense as may be reasonably requested by the Secured Party (including the furnishing of additional financing statements) to enable the Secured Party to perfect or maintain the perfection of the


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security interest of the Secured Party in Accounts, General Intangibles,
Contract Rights and related Collateral.

      (F) Safekeeping of Inventory. Pledgor shall be responsible for the safekeeping of its Inventory, and in no event shall Secured Party or any Lender have any responsibility for:

            (i) Any loss or damage to Inventory or destruction thereof occurring or arising in any manner or fashion from any cause other than as a result of gross negligence, bad faith or willful misconduct of the Agent or any Lender;

            (ii) Any diminution in the value of Inventory; or

            (iii) Any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling Inventory.

      (G) Records and Schedules of Inventory. Pledgor shall keep correct and accurate records on a perpetual basis, itemizing and describing the kind, type, location, quality and quantity of Inventory owned by it, if any, from time to time, and such Pledgor's cost therefor and selling price thereof, and at the reasonable request of the Secured Party shall furnish to the Secured Party, a current Schedule of Inventory ("Schedule of Inventory"). Pledgor shall conduct a physical inventory, of which Secured Party shall be given prior written notice and shall have the right to be present, no less than annually, and shall furnish to Secured Party such other documents and reports as Secured Party shall reasonably request with respect to the Inventory, including, without limitation, invoices relating to Pledgor's purchase of Inventory.

      (H) Evidence of Ownership of Equipment. Pledgor, promptly on request therefor by the Secured Party, shall deliver to the Secured Party any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

      (I) Records and Schedules of Equipment. Pledgor shall maintain accurate, itemized records describing in reasonable detail its Equipment and shall furnish the Secured Party upon reasonable request with a current schedule containing the foregoing information ("Schedule of Equipment").

      (J) Administration of Collateral. So long as no Event of Default shall have occurred and be continuing, Pledgor may (to the extent not inconsistent with the provisions of the Loan Documents or the ESOP Loan Documents) (i) sell,


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transfer or dispose of any asset owned by it or (ii) collect or compromise
Accounts and General Intangibles in the ordinary course of business in any lawful manner.

      (K) Voting Rights, Consensual Rights, Dividends and Distributions. A. So long as no Event of Default shall have occurred and be continuing:

            1. the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement, the Credit Agreement, the other Loan Documents or the other ESOP Loan Documents;

            2. the Pledgor shall be entitled to receive and retain any and all cash distributions or dividends paid on the Collateral which they are otherwise entitled to receive, notwithstanding the assignment and transfer of the Collateral and the grant of security interest in Section 2 of this Security Agreement (provided that any cash distributions or dividends received upon the occurrence and during the continuance of a Default shall remain segregated from all other funds of the Pledgor and deposited with the Secured Party), but any and all stock dividends, liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of any of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer of the Collateral or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer of any Collateral may be a party or otherwise, and any and all cash and other property received in exchange for any of the Collateral shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall forthwith be delivered to the Secured Party, to the extent the Collateral for which it was exchanged was held or required to be held by the Secured Party; and

            3. the Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting, consensual and other rights which the Pledgor are entitled to exercise pursuant to subparagraph (1) above and to receive such distributions and dividends which it is authorized to receive and retain pursuant to subparagraph (2) above.


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            B. Upon the occurrence and during the continuance of an Event of
      Default:

                  1. subject, with respect to the Secured Obligations relating to the Company's obligations under the Company Guaranty to Section
            2.08 of the Company Guaranty, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(K)A.l and to receive and retain the distributions and dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(K)A.2, shall become vested in the Secured Party, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such distributions and dividends (whether or not the relevant Collateral shall have been transferred into the name of the Secured Party or any of its nominees, the Pledgor hereby irrevocably appointing and constituting the Secured Party as proxy and attorney-in-fact of Pledgor, which appointment is coupled with an interest and is irrevocable, with full power of substitution, to act as if the Secured Party were the outright owner thereof); and

                  2. all distributions and dividends which are received by the
            Pledgor contrary to the provisions of Section 6(K)A.2 or Section 6(K)B.l shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of Pledgor and shall be paid over to the Secured Party forthwith as Collateral in the same form as so received (with any necessary endorsement).

      7. Warranties Regarding Collateral. Pledgor warrants and represents that it is and will continue to be the owner of the Collateral, now owned and upon the acquisition of the same, free and clear of all encumbrances and security interests other than the security interest in favor of Secured Party hereunder and Permitted Liens, and that it will defend the Collateral and the Secured Party's security interest therein and any products and proceeds thereof against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party or any Lender.

      8. Account Warranties and Representations. With respect to its Accounts, Pledgor warrants and represents to the Secured Party and the Lenders that they may rely on all statements or representations made by Pledgor on or with respect to any Schedule of Accounts prepared and delivered by Pledgor and, unless otherwise indicated in writing by Pledgor, that:


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      (A) All Account Records and Account Documents are located and shall be kept only at Pledgor's chief executive offices located at the locations described in Schedule 6.04 delivered to the Agent pursuant to the Credit Agreement and Schedule 4.22 delivered to the Bank pursuant to the Company Guaranty;

      (B) They are genuine, are in all material respects what they purport to be, are not evidenced by a judgment instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document, which has been delivered to the Secured Party;

      (C) They cover the bona fide rendition of services, or the bona fide sales and deliveries of Inventory usually dealt in by Pledgor, in the ordinary course of business;

      (D) Each Account is actually and absolutely owing to Pledgor in the face value thereof, is valid and enforceable against the applicable Account Debtor, and is not subject to any setoffs, discounts, allowances, claims, counterclaims, disputes or doubtful collectibility except (i) as is customary for Accounts of the type represented by such Account (including the nature of the Account Debtor) of the Pledgor in the ordinary course of Pledgor's business and consistent with past practices, and (ii) as is reflected by reserves and reductions in the stated value of such Account, computed in a manner consistent with the Company's policies and practices in preparing the financial statements described in Sections 7.01 and 8.01 of the Credit Agreement and Sections 3.01(f) and 4.01 of the Company Guaranty, included in such financial statements, in the Schedule of Accounts and in any report or certificate including financial information regarding such Account furnished to the Secured Party pursuant to the Loan Documents or the ESOP Loan Documents.

      (E) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any lien, claim, encumbrance or security interest, except those of the Secured Party and those removed or terminated prior to the date hereof;

      (F) They have not been pledged to any Person other than to Secured Party under this Security Agreement and will be owned by Pledgor free and clear of any liens, claims or encumbrances except Permitted Liens; and

      (G) Secured Party's security interest therein will not be subject to any offset, deduction, counterclaim, lien or other adverse condition, other than Permitted Liens or as is consistent with Section 8(D) above.


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      9. Inventory Warranties and Representations. With respect to Inventory,
Pledgor warrants and represents to the Secured Party and the Lenders that they may rely on all statements or representations made by Pledgor on or with respect to any Inventory and, unless otherwise indicated in writing by Pledgor, that

            (A) Except for the relocation of Inventory from time to time in the ordinary course of business not aggregating more than $100,000 at any one time in any location other than those set forth in Schedules 6.03 and 6.04 delivered pursuant to the Credit Agreement or Schedules 4.22 and 4.23 delivered pursuant to the Company Guaranty, the Pledgor shall not locate or relocate inventory to any location other than those set forth in
      Section 8(A) above or Schedules 6.03 and 6.04 delivered pursuant to the Credit Agreement or Schedules 4.22 and 4.23 delivered pursuant to the Company Guaranty without giving the Secured Party not less than thirty
      (30) days prior written notice and taking or causing to be taken at its expense all steps as may be reasonably requested by the Secured Party (including the furnishing of additional financing statements) to enable the Secured Party to perfect or continue the perfection of its security interest in such property.

            (B) No Inventory is or will be subject to any lien, claim, encumbrance or security interest whatsoever, except for the security interest of Secured Party hereunder and Permitted Liens;

            (C) No Inventory having an aggregate value in excess of $100,000 is now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman, or similar party without Secured Party's prior written consent and, if Secured Party gives such consent, Pledgor will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Secured Party in form and substance acceptable to Secured Party, warehouse receipts therefor in Secured Party's name; and

            (D) No Inventory is under consignment to any Person.

      10. Equipment Warranties and Representations. With respect to Equipment, Pledgor warrants and represents to the Secured Party and each Lender that:

            (A) Except for the relocation of Equipment from time to time in the ordinary course of business not aggregating more than $100,000 at any one time in any location other than those set forth in Schedules 6.03 and 6.04 of the Credit Agreement and Schedules 4.22 and 4.23 of the Company Guaranty, the Pledgor shall not locate or relocate Equipment to any location other than those set forth in Schedules 6.03 and 6.04 of the Credit Agreement and Schedules 4.22 and 4.23 of the Company Guaranty without giving the Secured Party not less than thirty
      (30) days prior written notice and taking or causing to be taken at their expense all steps as may be reasonably requested by the Secured Party (including the furnishing of additional financing statements) to enable the Secured Party to perfect or continue the perfection of its security interest in such property; and

            (B) Pledgor has and at all times will have good and marketable title to and ownership of the Equipment free and clear of any lien, claim, encumbrance, or security interest whatsoever, except for (i) the security interest of Secured Party created hereunder and (ii) Permitted Liens.

      11. Casualty and Liability Insurance Required. (A) Pledgor will keep the Collateral continuously insured as may be expressly required by the Agreements.

      (B) Each insurance policy obtained in satisfaction of the requirements of
Section 11(A) hereof:

            (i) shall be by such insurer (or insurers) as shall be financially responsible and qualified to do business in the applicable jurisdictions;

            (ii) shall be in such form and have such provisions (including, without limitation, the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to Secured Party;

            (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to Secured Party;

            (iv) shall provide that the interest of Secured Party shall not be impaired or invalidated by any act or neglect of Pledgor nor by the occupation of the premises wherein such Collateral is located for purposes more hazardous than are permitted by said policy;

            (v) without limiting the generality of the foregoing, all insurance policies covering loss or damage to the Collateral shall name Secured Party as mortgagee, loss payee and a party insured thereunder and any loss thereunder shall be paid directly to Secured Party.

      (C) Prior to expiration of any such policy, Pledgor shall furnish Secured Party with evidence reasonably satisfactory to

Secured Party that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

      (D) Pledgor hereby irrevocably makes, constitutes and appoints Secured Party (and all officers, employees or agents designated by Secured Party), effective upon the occurrence of an Event of Default which has not been waived or cured, as Pledgor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Pledgor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

      (E) In the event Pledgor shall fail to maintain, or cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any Collateral in good repair and good operating condition, the Secured Party may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Event of Default, after giving notice to the Pledgor, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Secured Party, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by Pledgor to Secured Party and shall be additional Secured Obligations secured by the Collateral.

      (F) In case of any material damage to or destruction of all or any part of the Collateral, Pledgor shall give prompt notice thereof to Secured Party. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

      12. Rights and Remedies Upon Default. Subject, with respect to the Secured Obligations relating to the Company's obligations under the Company Guaranty, to
Section 2.08 of the Company Guaranty, upon and after an Event of Default which has not been waived or cured, the Secured Party shall have the following rights and remedies, all of which may be exercised with or without notice to Pledgor:

            (A) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement, the Agreements, or any of the other Loan Documents or ESOP Loan Documents;

            (B) The right to foreclose the liens and security instruments created under this Security Agreement or any of the other Loan Documents or ESOP Loan Documents by any available judicial procedure or without judicial process;

            (C) The right to (i) enter upon the premises of Pledgor through self-help and without judicial process, without first obtaining a final judgment or giving Pledgor notice and opportunity for a hearing on the validity of Secured Party's claim and without any obligation to pay rent to Pledgor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party, for such time as Secured Party may desire, in order to effectively collect or liquidate the Collateral, and/or (ii) require Pledgor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party in its sole discretion;

            (D) The right (to the extent permissible by law with respect to Governmental Receivables) to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts and General Intangibles and enforce all Contract Rights, by legal proceedings or otherwise; (iii) exercise all or any of Pledgor's rights and remedies with respect to the collection of the Accounts and General Intangibles and in respect of Contract Rights; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts or General Intangibles or to enforce Contract Rights; (vi) sell or assign the Accounts, General Intangibles, Contract Rights or other Collateral upon such terms, for such amounts and at such time or times as Secured Party deems advisable; (vii) discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds; (ix) prepare, file and sign Pledgor's name on a Proof of Claim in bankruptcy or similar document against any account obligor; (x) prepare, file and sign Pledgor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (xi) endorse the name of Pledgor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (xii) use Pledgor's stationery for verifications of the Accounts and notices thereof to account obligors; (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, General Intangibles, Equipment, Contract Rights or Inventory to which Pledgor has access; and (xiv) do all acts and things and execute all documents necessary, in Secured Party's sole discretion, to collect the Accounts and General Intangibles;

            (E) The right to sell, assign, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as Secured Party, in its sole discretion, may deem advisable (except, in the case of Government Receivables, to the extent such sales or other disposition are prohibited by applicable law). Secured Party shall have the right to conduct such sales on Pledgor's premises or elsewhere and shall have the right to use Pledgor's premises without charge for such sales for such time or times as Secured Party may see fit. Secured Party may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Pledgor agrees that Secured Party has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. Secured Party is hereby granted a license or other right to use, without charge, Pledgor's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Pledgor's rights under any license and any franchise agreement shall inure to Secured Party's benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, Secured Party shall have the right, but shall not be obligated to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as Secured Party shall deem appropriate, but Secured Party shall have the right to sell or dispose of the Collateral without such processing. In addition, Pledgor agrees that in the event notice is necessary under applicable law, written notice mailed to Pledgor in the manner specified in either of the Agreements ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to Pledgor. Secured Party or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by Pledgor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the reasonable expenses (including all reasonable attorneys'

      fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like (collectively, the "Administration Expenses"), and then to the satisfaction of all Secured Obligations, application as to particular Secured Obligations or against principal or interest to be in subject to the terms of Section 13 hereof and of the Agreements. Pledgor shall be liable to Secured Party and the Lenders and shall pay to the Secured Party on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. Pledgor recognize that the Secured Party may be unable to effect a public sale of securities constituting Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities or Blue Sky laws, and as a consequence may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Collateral were sold at public sales and that the Secured Party has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify them, even if such issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act and applicable state securities or Blue Sky laws. Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner;

            (F) The rights and remedies provided to Secured Party or any Lender under this Security Agreement or any of the other Loan Documents or ESOP Loan Documents.

      13. Anti-Marshalling Provisions. The right is hereby given by Pledgor to Secured Party and the Lenders to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to Secured Party and the Lenders without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral conferred under such documents, nor release Pledgor from personal liability for the indebtedness hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by Secured Party or any Lender, Secured Party and the Lenders shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this

Security Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied as provided herein, in the Pledgor Guaranty and in the Agreements. Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

      14. Appointment of Secured Party as Pledgor's Lawful Attorney. Upon and after an Event of Default which has not been waived or cured, Pledgor irrevocably designates, makes, constitutes and appoints Secured Party (and all Persons designated by Lender) as Pledgor's true and lawful attorney (and agent-in-fact). To the extent permitted by law, all acts of Secured Party or its designee lawfully taken pursuant to Section 13 are hereby ratified and confirmed and Secured Party or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law which does not constitute bad faith, willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable by Pledgor until all Secured Obligations are finally paid in full.

      15. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of Secured Party's and Lenders' rights and remedies set forth in this Security Agreement is not intended to be exhaustive and the exercise by the Secured Party or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, or under any other agreement between Pledgor and Secured Party or any Lender or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing. No course of dealing between Pledgor and the Secured Party or any Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Security Agreement or to constitute a waiver of any Event of Default.

      16. Waivers. In addition to the other waivers contained herein and in any other agreement between Pledgor and Secured Party or any Lender, Pledgor hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents that Secured Party may release, compromise, settle, extend or renew any commercial paper, instruments or guaranties at any time held by Secured Party or any Lender on which Pledgor may in any way be liable and notice of any action taken by Secured Party or any Lender unless expressly required by this Security Agreement or by law.

      17. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be effective as provided in the Pledgor Guaranty.

      18. Applicable Law. This Security Agreement shall be governed in all respects by, and construed in accordance with, the internal laws of the State of Florida without reference to choice of laws principles.

      19. References to Credit Agreement Definitions. In the event that the Credit Agreement shall no longer be in effect at any time while the Pledgor Guaranty shall continue in effect or there shall otherwise continue to remain outstanding Secured Obligations, all references to the Credit Agreement, including terms defined by reference to their respective definitions contained in the Credit Agreement, shall be deemed to refer to the Credit Agreement as in effect as of the date hereof, with such amendments thereto to which the Secured Party shall have given its express consent in accordance with the Loan Documents and the ESOP Loan Documents.

      20. Entire Agreement. This Security Agreement, together with the Credit Agreement and other Loan Documents and ESOP Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Security Agreement nor any portion or provision hereof may be changed, altered, waived, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than (i) as to the Agent, as provided in the Credit Agreement and (ii) as to NationsBank, by the express written consent of NationsBank in each instance.

      21. Section Headings. The Section headings in this Security Agreement are for convenience of reference only; they form no part of this Security Agreement and shall not affect its interpretation.

      22. Severability. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

      23. Successors and Assigns. This Security Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of and be enforceable by the Secured Party and their successors and assigns; provided, however, the obligations of Pledgor hereunder may not be assigned or delegated to any other Person without the prior written consent of the Secured Party.

      24. Agency. Notwithstanding the foregoing references to the Secured Party, Pledgor acknowledges and agrees that so long as NationsBank shall be the sole Lender under the Credit Agreement, the term "Agent" shall mean NationsBank as Lender. When and if there shall be more than one Lender party to the Credit Agreement, then the term "Agent" shall refer to the Agent under the Credit Agreement pursuant to the provisions of Article XI of the Credit Agreement, to which reference is hereby made.

      25. Termination. In the event that all of the Secured Obligations shall be fully, finally and indefeasibly paid and satisfied in full (subject to provisions of the Agreements that expressly survive), the Agreements shall be terminated and there shall be no Outstanding Letters of Credit, the Secured Party shall, at the request and at the expense of the Pledgor, terminate the security interest and powers of attorney herein conferred and, in furtherance thereof, execute such Uniform Commercial Code termination statements and such other documents in form and substance reasonably satisfactory to the Secured Party to release and terminate the Lien hereof of record. Notwithstanding the foregoing provisions of this Section 25, in the event that any payment made or deemed made to the Secured Party or any Lender in payment of any Secured Obligation shall be rescinded or declared to be or become void, voidable or otherwise recoverable from the Secured Party or such Lender for any reason whatsoever, the Lien in favor of the Secured Party created hereunder shall be and become reinstituted in respect of such Secured Obligations until the same shall be thereafter fully and finally paid, satisfied and discharged.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by authority duly given as of the day and year first above written.


WITNESS:                               VITAS HEALTHCARE CORPORATION OF OHIO



/s/ Terry L. Scaggs                    By: /s/ Mark W. Ohlendorf
-------------------------------           -------------------------------------
                                           Mark W. Ohlendorf
/s/ Meganne Cusato                         Vice President
--------------------------------


                                 SECURED PARTY:

WITNESS:                               NATIONSBANK OF FLORIDA, NATIONAL
                                       ASSOCIATION, as Agent



/s/ Terry L. Scaggs                    By: /s/ Allison S. Freeland
--------------------------------           -------------------------------------
                                           Allison S. Freeland
/s/ Meganne Cusato                         Vice President
--------------------------------


WITNESS:                               NATIONSBANK OF FLORIDA, NATIONAL
                                       ASSOCIATION



/s/ Terry L. Scaggs                    By: /s/ Allison S. Freeland
--------------------------------           -------------------------------------
                                           Allison S. Freeland
/s/ Meganne Cusato                         Vice President
--------------------------------

                                            Vitas Healthcare Corporation of Ohio

                          PLEDGE AND SECURITY AGREEMENT

                        INDEX TO EXHIBITS AND SCHEDULES*

1.    Exhibit A               Existing Liens on the Collateral
2.    Schedule 6(E)           Trade Styles

VITAS AGREES TO PROVIDE A COPY OF THE EXHIBIT AND SCHEDULE LISTED ABOVE TO THE COMMISSION UPON REQUEST.


----------
* The inclusion of any information on any one of these Exhibits and Schedules is not and shall not be deemed to be, a representation that such information must be set forth on such Exhibit or Schedule or any supplement thereto or otherwise in the agreement to which such Exhibit or Schedule relates. Information provided in any one Exhibit or Schedule shall be deemed to be incorporated into each Exhibit and Schedule, as applicable.